EXHIBIT 4 (a)

                         KNOWLEDGE FOUNDATIONS, INC.

                         STOCK REPURCHASE AGREEMENT

      This STOCK REPURCHASE AGREEMENT (this "Agreement") made as of this 18th day of September, 2000 by and among Knowledge Foundations, Inc., a Delaware corporation, formerly Calipso, Inc. (the "Corporation"), Wright & Bleers, a California corporation ("W&B") and Ocean Way Investments, Ltd., a Canadian BC corporation ("Ocean Way").

1.   ISSUANCE OF SHARES

     1.1 Issuance. Subject to the terms and conditions of this Agreement, the Corporation hereby issues: (i) to W&B one million twelve thousand five hundred (1,012,500) shares, par value $.001 per share, of the Corporation's Common Stock, for services rendered by W&B in connection with the Merger Agreement (the "W&B Shares"); and (ii) to Ocean Way nine hundred eighty seven thousand five hundred shares (987,500) shares, par value $.001 per share, of the Corporation's Common Stock for services rendered by Ocean Way in
connection   with  the  Merger  (the  "Ocean  Way  Shares")  (the   foregoing
collectively referred to as the "Shares").

1.2 Delivery of Certificates. A certificate representing Four Hundred Eighty Seven Thousand Five Hundred (487,500) of the W&B Shares and a certificate representing Twenty Five Thousand (25,000) of the W&B Shares shall be delivered to W&B at the closing of the Merger (the "Closing"). A certificate representing Four Hundred Eighty Seven Thousand Five Hundred (487,500) of the Ocean Way Shares shall be delivered to Ocean Way at the Closing. The certificates representing the remaining Five Hundred Thousand (500,000) shares of the W&B Shares (the "Escrowed W&B Shares") and the certificates representing the remaining Five Hundred Thousand (500,000) shares of the Ocean Way Shares (the "Escrowed Ocean Way Shares") shall be held in escrow as provided in Section 4 hereof.

1.3 Lock-Up Agreement and Investment Representation Letters. Concurrent with or prior to the execution of this Agreement, each of W&B and Ocean Way shall deliver to the Secretary of the Corporation: (a) a duly executed Lock-Up Agreement (substantially in the form attached hereto as Exhibit A); and
(b) a duly executed Investment Representation Letter (substantially in the form attached hereto as Exhibit B).

2.   SECURITIES LAW COMPLIANCE

     2.1 Restricted Securities. The Shares issued pursuant to Section 1.1 have not been registered under the Securities Act of 1933, as amended, (the "1933
Act").   Each of W&B and Ocean Way hereby confirms that it has been  informed that the Shares are restricted securities under the 1933 Act and may not be resold or transferred unless they are first registered under the federal securities laws or unless an exemption from such registration is available. Accordingly, W&B and Ocean Way each hereby acknowledge that they are prepared to hold the W&B Shares and the Ocean Way Shares, respectively, for an indefinite period and that each of W&B and Ocean Way is aware that the

Securities and Exchange Commission Rule 144 issued under the 1933 Act which exempts certain resales of unrestricted securities is not presently available to exempt the resale of their respective shares from the registration requirements of the 1933 Act.

     2.2 Restrictive Legends. All of the stock certificates representing the Shares shall be endorsed with the restrictive legend substantially in the following form:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT, AND REQUIRES WRITTEN RELEASE FROM EITHER ISSUING COMPANY OR THEIR ATTORNEY PRIOR TO LEGEND REMOVAL."

3.   REPURCHASE RIGHT.

3.1 Grant. The Corporation is hereby granted the right to repurchase all of the Escrowed W&B Shares and all of the Escrowed Ocean Way Shares (the "Repurchase Right") at the conclusion of the Second 90-Day Period (as such term is defined below), except as follows:

(a) If, within the ninety (90)-day period following the Closing (the "First 90-Day Period"), the Corporation has received any equity financing resulting from an Introduction (as such term is defined below) to such equity financing source by W&B and/or Ocean Way, subject to Section 3.2, the Corporation shall have no Repurchase Rights to, and shall release from escrow in accordance with Section 4 hereof: (i) the amount of Escrowed W&B Shares equal to the following:

(the dollar amount of equity financing received by the Corporation)x500,000x50%
------------------------------------------------------------------
                    1,500,000

and (ii) the amount of Escrowed Ocean Way Shares equal to the following:

(the dollar amount of equity financing received by the Corporation)x500,000x50%
------------------------------------------------------------------
                    1,500,000

If within the First 90-Day Period, the Corporation has received by or before the last day of the First 90-Day Period, One Million Five Hundred Thousand Dollars ($1,500,000) in equity financing resulting from an Introduction to such equity financing source by W&B and/or Ocean Way, subject to Section 3.2, at such time that such equity financing is received by the Corporation, the Corporation shall have no Repurchase Rights to, and shall release from escrow in accordance with Section 4 hereof: (i) Two Hundred Fifty Thousand (250,000) shares of the Escrowed W&B Shares; and (ii) Two Hundred Fifty Thousand (250,000) shares of the Escrowed Ocean Way Shares.

    (b) If within the ninety (90)-day period following the First 90-Day Period (the "Second 90-Day Period"), the Corporation has received by the last day of the First 90-Day Period, less than One Million Five Hundred Thousand Dollars ($1,500,000) in equity financing resulting from an Introduction to such equity financing source by W&B and/or Ocean Way, subject to Section 3.2, at the conclusion of the Second 90-Day Period, the Corporation shall have no

Repurchase  Rights  to,  and  shall release from escrow  in  accordance  with
Section 4 hereof: (i) the amount of Escrowed W&B Shares equal to the following:

(the dollar amount of equity financing received by the Corporation)x500,000x50%
------------------------------------------------------------------
                    1,500,000

and (ii) the amount of Escrowed Ocean Way Shares equal to the following:

(the dollar amount of equity financing received by the Corporation)x500,000x50%
------------------------------------------------------------------
                    1,500,000

If within the Second 90-Day Period, the Corporation has received by or before the last day of the Second 90-Day Period an additional One Million Five Hundred Thousand Dollars ($1,500,000) in equity financing resulting from an Introduction to such equity funding source by W&B and/or Ocean Way, subject to Section 3.2, at such time that such equity financing is received by the Corporation, the Corporation shall have no Repurchase Right to, and shall release from escrow in accordance with Section 4 hereof: (i) Two Hundred Fifty Thousand (250,000) shares of the Escrowed W&B Shares; and (ii) Two Hundred Fifty Thousand (250,000) shares of the Escrowed Ocean Way Shares.

   (c) Notwithstanding Paragraphs (a) and (b) above to the contrary, if by the last day of the Second 90-Day Period, the Corporation has received Three
Million   Dollars  ($3,000,000)  in  equity  financing  resulting   from   an
Introduction to such equity financing source by W&B and/or Ocean Way, subject to Section 3.2, at the conclusion of the Second 90-Day Period, the Corporation shall have no Repurchase Rights to, and shall release from escrow in accordance with Section 4 hereof: (i) all of the Escrowed W&B Shares; and
(ii) all of the Escrowed W&B Shares.

For purposes of this Agreement the term "Introduction" or "Introduced" shall mean the establishment of discussions between an equity funding source and the Corporation by W&B and/or Ocean Way wherein said discussions shall have been initiated for the specific purpose of consummating a financing involving the Corporation, such equity financing to be on such terms and conditions as approved by the Corporation in its sole discretion. Specifically excluded from this definition is the establishment of any and all discussions between the Corporation and any financing candidate not Introduced by either W&B and/or Ocean Way to the Corporation

 3.2 Fractional Shares; Reduction of Number of Shares Issued. No fractional shares shall be repurchased by the Corporation. Accordingly, should the Repurchase Right extend to a fractional share, then such fractional share shall be rounded to the nearest whole number. If any fees are charged by any third party, i.e., finders' fees, in connection with obtaining the equity financing, the Corporation shall have no liability or responsibility to pay any such fees to such third party, and if any shares of the Corporation are to be issued to any third party in connection with the financing (other than to investors in the equity financing), the number of shares issued and released to W&B and Ocean Way pursuant to this Agreement shall be reduced by the amount of any such shares issuable to such third party.

     3.3 Exercise of the Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to W&B and/or Ocean Way, as the case may be, within ten (10) business days of the conclusion of the Second 90-Day

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Period.  The notice shall indicate the number of Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of such notice. Concurrently with the release of such stock certificates to the Corporation from escrow, the Corporation shall pay to W&B and/or Ocean Way, as the case may be, in cash or cash equivalents, an amount equal to $.001 per share.

     3.4 Recapitalization. Any new, substituted or additional securities or other property (including cash paid other than as a regular cash dividend) which is by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration (collectively, "Recapitalization") distributed with respect to the Shares shall be immediately subject to the Repurchase Right, but only to the extent the Shares are at the time covered by such right. Appropriate adjustments to reflect such distribution shall be made to the number and/or class of Shares subject to this Agreement and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such Recapitalization upon the Corporation's capital structure.

4.   ESCROW.

    4.1 Deposit. Upon issuance, the certificates representing the Escrowed W&B Shares and the certificates representing the Escrowed Ocean Way Shares shall be deposited in escrow with the Secretary of the Corporation to be held in accordance with the provisions of this Section 4. Each deposited certificate shall be accompanied by a duly-executed Assignment Separate from Certificate in the form of Exhibit C. The deposited certificates, together with any other assets or securities from time to time deposited with the Secretary of the Corporation pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance with Section 4.3. Upon deposit of the certificates (or other assets and securities) in escrow by the Secretary of the Corporation, each of W&B and Ocean Way shall be issued a receipt acknowledging the number of Escrowed W&B Shares and Escrowed Ocean Way Shares (or other assets and securities) delivered in escrow.

     4.2 Recapitalization/Reorganization. Any new, substituted or additional securities or other property which is by reason of any Recapitalization or reorganization distributed with respect to the Escrowed W&B Shares and/or the Escrowed Ocean Way Shares shall be immediately delivered to the Corporation to be held in escrow under this Section 4, but only to the extent the Escrowed W&B Shares and/or the Escrowed Ocean Way Shares, as the case may be, are at the time subject to the escrow requirements hereunder. However, all regular cash dividends on the Escrowed W&B Shares and Escrowed Ocean Way Shares (or other securities at the time held in escrow) shall be paid directly to W&B and Ocean Way, respectively, and shall not be held in escrow.

     4.3 Release/Surrender. The Escrowed W&B Shares and Escrowed Ocean Way Shares, together with any other assets or securities held in escrow hereunder, shall be subject to the following terms relating to their release from escrow or their surrender to the Corporation for repurchase and cancellation:

      (a) Should the Corporation elect to exercise the Repurchase Right with respect to any of the Escrowed W&B Shares and/or the Escrowed Ocean Way Shares, then the escrowed certificates representing the Escrowed W&B Shares and/or Escrowed Ocean Way Shares, as the case may be, (together with any other assets or securities attributable thereto) shall be surrendered to the Corporation concurrently with the payment to W&B and/or Ocean Way, as the case may be, of an amount equal to $0.001 per share, and W&B and/or Ocean Way, as the case may be, shall cease to have any further rights or claims with respect to such shares (or other assets or securities attributable thereto).

(b) Should the Corporation elect not to exercise the Repurchase Right or should the Corporation's Repurchase Right terminate pursuant to Paragraphs
(a), (b) and (c) of Section 3.1, with respect to any Escrowed W&B Shares and/or the Escrowed Ocean Way Shares held at the time in escrow hereunder, then the escrowed certificates for those shares (together with any other assets or securities attributable thereto) shall be immediately released to W&B and/or Ocean Way, as the case may be.

(c) All of the Escrowed W&B Shares and/or the Escrowed Ocean Way Shares (or other assets or securities) released from escrow shall nevertheless remain subject to the Lock-Up Agreement, until such restriction terminates.

5.   SPECIAL TAX ELECTION.

     5.1 Section 83(b) Election. Under Code Section 83, the excess of the fair market value of the Shares on the date any forfeiture restrictions applicable to  such  shares lapse over the price paid or value of services rendered  for
such  shares  will be reportable as ordinary income on the lapse  date.   For
this  purpose, the term "forfeiture restrictions" includes the right  of  the
Corporation to repurchase the Shares pursuant to the Repurchase Right.   Each
of W&B and Ocean Way may elect under Code Section 83(b) to be taxed at the time the Shares are acquired, rather than when and as such Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of this Agreement. Even if the fair market value of the Shares on the date of this Agreement equals the price paid or value of services rendered (and thus no tax is payable), the election must be made to avoid adverse tax consequences in  the  future.  THE FORM FOR MAKING THIS ELECTION IS ATTACHED AS EXHIBIT  D
HERETO.   EACH  OF W&B AND OCEAN WAY UNDERSTANDS THAT FAILURE  TO  MAKE  THIS
FILING WITHIN THE APPLICABLE THIRTY (30)-DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME AS THE FORFEITURE RESTRICTIONS LAPSE.

  5.2 FILING RESPONSIBILITY. EACH OF W&B AND OCEAN WAY ACKNOWLEDGES THAT IT IS ITS SOLE RESPONSIBILITY, AND NOT THE RESPONSIBILITY OF THE CORPORATION TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF W&B AND/OR OCEAN WAY REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS RULING ON ITS BEHALF.

6.   GENERAL PROVISIONS

     6.1 Assignment. The Corporation may assign the Repurchase Right to any person or entity selected by the Corporation's Board of Directors, including without limitation, one or more shareholder of the Corporation.

   6.2 Notices. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days' advance written notice under this section to all other parties to this Agreement.

   6.3 No Waiver. The failure of the Corporation in any instance to exercise the Repurchase Right shall not constitute a waiver of any other repurchase rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation, W&B and/or Ocean Way. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

  6.4 Cancellation of Shares. If the Corporation shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be purchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such
consideration  in  accordance with this Agreement).   Such  shares  shall  be
deemed purchased in accordance with the applicable provisions hereof, and the Corporation shall be deemed the owner and holder of such shares, whether or not the certificate or certificates therefor have been delivered as required by this Agreement.

   6.5 W&B and Ocean Way Undertaking. Each of W&B and Ocean Way hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on W&B, Ocean Way or the Shares pursuant to the provisions of this Agreement.
6.6 Governing Law. This Agreement shall be governed by, construed under and enforced in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State without resort to that State's conflict-of-laws provisions.

   6.7 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and W&B and/or Ocean Way, as the case may be, and W&B's and/or Ocean Way's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

     6.8   Counterparts.   This  Agreement may be executed  in  one  or  more
counterparts.   Each such counterpart shall be deemed to be an  original  and all such counterparts shall together constitute one and the same instrument.

     6.9 Captions. The captions and headings of the sections included in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

    6.10 Entire Agreement. This instrument contains the entire agreement of the parties relating to the rights granted and obligations assumed in this instrument. Any oral representations or modifications concerning this instrument shall be of no force or effect unless contained in a subsequent written modification signed by the party to be charged.
6.11 Attorneys' Fees. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with this Agreement, the successful or prevailing party shall be entitled to recover actual attorneys' fees (including fees for paraprofessionals and similar personnel and disbursements) and other costs it incurs in that action or proceeding, in addition to any other relief to which it may be entitled. The parties agree that actual attorneys' fees shall be based on the attorneys' fees actually incurred (based on the attorneys' customary hourly billing rates) rather than the court or arbitrator making an independent inquiry concerning reasonableness.

   6.12 Remedies Cumulative. The remedies of each party contained in this Agreement are cumulative and shall not exclude or diminish any other remedies to which such party may be lawfully entitled.

   6.13 Dispute Resolution. All claims, disputes and other matters in controversy ("Dispute") arising directly or indirectly out of or related to this Agreement, or the breach thereof, whether contractual or noncontractual, and whether during the term or after the termination of this Agreement, shall be resolved exclusively according to the procedures set forth in this Section.

           (a) Neither party shall commence an arbitration proceeding pursuant to the provisions of paragraph (b) below unless such party shall first give a written notice (a "Dispute Notice") to the other party setting forth the nature of the Dispute. The parties shall attempt in good faith to resolve the Dispute by mediation under the American Arbitration Association Commercial Mediation Rules in effect on the date of the Dispute Notice. If the parties cannot agree on the selection of a mediator within twenty (20) days after delivery of the Dispute Notice, the mediator shall be selected by the American Arbitration Association. If the Dispute has not been resolved by mediation within sixty (60) days after delivery of the Dispute Notice, then the Dispute shall be determined by arbitration in accordance with the provisions of paragraph (b) below.

           (b) Any Dispute that is not settled by mediation as provided in paragraph (a) above shall be resolved by arbitration before a single arbitrator appointed by the American Arbitration Association or its successor in Orange County. The determination of the arbitrator shall be final and absolute. The arbitrator shall be governed by the duly promulgated rules and regulations of the American Arbitration Association or its successor then in effect, and the pertinent provisions of the laws of the State of California relating to arbitration. The decision of the arbitrator may be entered as a final judgment in any court of the State of California or elsewhere.



                          [signature page follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.


CORPORATION:                  Knowledge Foundations, Inc.,
                              a Delaware corporation


                              /s/ Michael W. Dochterman
                              Michael W. Dochterman, President & CEO

                                   Address:
                                   7852 Colgate Avenue
                                   Westminster, California  92683

W&B:                          Wright & Bleers




                              Print Name:

                              Its:

                                   Address:





Ocean Way:                         Ocean Way Investments, Ltd.




                              Print Name:

                              Its:

                                   Address:

                                  EXHIBIT A
                              LOCK-UP AGREEMENT
                                  EXHIBIT B

                      INVESTMENT REPRESENTATION LETTERS

                                  EXHIBIT C

                    ASSIGNMENT SEPARATE FROM CERTIFICATE

           FOR  VALUE  RECEIVED ____________________________ hereby  sell(s), assign(s) and transfer(s) unto Knowledge Foundations, Inc. (the "Corporation"), _____________________ (___) shares of the Common Stock of the Corporation standing in __________________________ name on the books of the Corporation represented by Certificate No. ________ herewith and does hereby irrevocably constitute and appoint __________________________ Attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:                   , 20____


                                       --------------------------
                                         Signature



Instruction: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Corporation to exercise its Repurchase Right set forth in the Agreement without requiring additional signatures on the part of the stockholder.

                                  EXHIBIT D

                         SECTION 83(b) TAX ELECTION

     This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)  The taxpayer who performed the services is:

     Name:

     Address:

     Taxpayer Ident. No.:

(2) The property with respect to which the election is being made is ___________ shares of the common stock of Knowledge Foundations, Inc.

(3)  The property was issued on _________________________.

(4) The taxable year in which the election is being made is the calendar year __________.

(5) The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the $.001 per share if certain minimum standards are not met. Such repurchase right will lapse after a 180 day period beginning on September ____, 2000 and ending on March ___, 2001.

(6) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $_________ per share.

(7)  The amount paid for such property is ___________ per share.

(8) A copy of this statement was furnished to Knowledge Foundations, Inc. for whom taxpayer rendered the services underlying the transfer of property.

(9)  This statement is executed as of: _________________________.


Spouse (if any)                                   Taxpayer

      This form must be filed with the Internal Revenue Service Center with which taxpayer files his or her federal income tax returns. The filing must be made within thirty (30) days after the execution date of the Stock Issuance Agreement and should be made by registered or certified mail, return receipt requested. The taxpayer must retain two (2) copies of the completed form for filing with its federal and state tax returns for the current tax year and an additional copy for its records.